EXHIBIT 23.4

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 23, 2004, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-118151) and related Prospectus of Digitas Inc. for the registration of 22,874,683 shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts

September 8, 2004